EXHIBIT 3.1

                             ARTICLES OF ASSOCIATION


                                       OF


                            TOWER SEMICONDUCTOR LTD.


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                                TABLE OF CONTENTS

SUBJECT                                                       ARTICLE      PAGE
-------                                                       -------      ----

1.  Introduction                                                 1
2.  The Company's Name                                           2
3.  Limitation of Liability                                      3
4.  The Company's Objects                                        4
5.  Business                                                     5
6.  Donations                                                    6
7.  The Registered Office                                        7
8.  The Articles                                               8-10
9.  The Authorized Share Capital                                11
10. The Shares                                                 12-14
11. Share Certificates                                         15-19
12. Payments for Shares                                         20
13. Forfeiture of Shares                                        21
14. Transfer and Transmission of Shares                        22-35
15. Alterations to Capital                                     36-39
16. Alteration of Rights                                       40-42
17. The Issue of Shares and Other Securities                   43-46
18. Redeemable Securities                                       47
19. Registers                                                   48
20. General Meetings                                           49-64
21. Voting and Passing Resolutions at General Meetings         65-81
22. The Board of Directors                                     82-93
23. External Directors                                          94
24. The Board of Directors' Powers and Duties                  95-98
25. Receiving Credit and Granting Guarantees and Collateral   99-100
26. The Board of Directors' Committees                        101-104
27. The Board of Directors' Acts                              105-118
28. Minutes                                                   119-120
29. The General Manager                                       121-128
30. Validity of Acts and Approval of Transactions             129-131
31. Signatory Rights                                          132-134
32. The Appointment of Attorneys                                135
33. Exemption, Indemnity and Insurance                        136-141
34. Dividends, Funds and Capitalization of Funds and Profits  142-154
35. The Company's Documents                                   155-156
36. The Auditor                                               157-160
37. Notices                                                   161-171
38. Merger                                                      172
39. Re-Organization                                             173
40. Capitalization                                            174-175
41. Winding Up                                                176-178


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                             ARTICLE OF ASSOCIATION

                                       OF

                            TOWER SEMICONDUCTOR LTD.



INTRODUCTION

1.   1.1  In these articles, unless the context otherwise admits:

          "PERSON" or "PERSONS" - includes a corporation;

          "IN WRITING" or "WRITTEN" - handwriting, print, typewriting, photocopy, telex, facsimile or any other legible form;

          "SHAREHOLDER" - anyone who is a shareholder as defined in article
          14.1.1 and with respect to the matters mentioned in section 182 of the Companies Law, anyone who is a shareholder on the determining date;

          "REGISTERED SHAREHOLDER" - a shareholder entered in the Company's shareholders' register;

          "UNREGISTERED SHAREHOLDER" - a shareholder within the meaning thereof in section 177 (1) of the Law;

          "THE COMPANY" - Tower Semiconductor Ltd.;

          "THE LAW" or "THE COMPANIES LAW" - the Companies Law, 5759-1999, as shall be from time to time, and any regulations promulgated thereunder;

          "THE SECRETARY" - whoever is appointed as the Company's secretary;

          "THE REGISTER" or "THE SHAREHOLDERS' REGISTER" - the Company's register of shareholders which must be kept in accordance with the Law;

          "THE OFFICE" or "THE REGISTERED OFFICE" - the Company's office, whose address shall be recorded at the Registrar, as shall be from time to time;

          "THE ORDINANCE" or "THE COMPANIES ORDINANCE" - the Companies Ordinance (New Version), 5743-1983, as shall be from time to time, and any regulations promulgated by virtue thereof;


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          "LEGALLY INCAPACITATED" - within the meaning thereof in the Legal
          Capacity and Guardianship Law, 5722-1962, a minor who has not reached 18 years of age and an undischarged bankrupt;

          "SPECIAL MAJORITY" - a majority of 75% of all the votes of the shareholders present at a general meeting or class meeting, as the case may be, who are entitled to vote and vote thereat, without taking into account the votes of abstainees;

          "ORDINARY MAJORITY" - an ordinary majority of all the votes of the shareholders present at a general meeting or class meeting as the case may be, who are entitled to vote and vote thereat, without taking into account the votes of abstainees;

          "YEAR" or "MONTH" - shall be reckoned according to the Gregorian calendar;

          "CORPORATION"- a company, partnership, co-operative society, AMUTA and any other corporate or unincorporated body of persons;

          "THESE ARTICLES" or "THE ARTICLES" - these articles of association, as amended from time to time.

     1.2 Any expression in these articles that has not been defined above shall bear the meaning attributed thereto in the Companies Law, unless the context otherwise admits; words appearing in the singular shall incorporate the plural, and vise versa, and words appearing in the masculine gender shall incorporate the feminine gender.

     1.3 The headings in these articles are designated for convenience purposes only and shall not be used in the interpretation hereof.

     1.4 Wherever it is determined in these articles that the provisions hereof shall be subject to the provisions of the Ordinance or the Companies Law or any other law, the intention is the provisions of the Ordinance or the Companies Law or any other law which may not be subjected to conditions, unless the context otherwise admits.

     1.5 The provisions which may be qualified in the Companies Law shall apply to the Company, insofar as not otherwise provided herein and insofar as there is no contradiction between them and the provisions hereof.


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THE COMPANY'S NAME

2.   The Company's name is as follows:

     2.1  in Hebrew

     2.2  in English - Tower Semiconductor Ltd.

LIMITATION OF LIABILITY

3. The shareholders' liability is limited to repayment of the consideration determined by the Company, for shares allotted thereto by the Company, in accordance with the terms of their allotment.

THE COMPANY'S OBJECTIVES

4.   The Company's objective is to engage in any lawful activity.

BUSINESS

5. The Company may at any time engage in any branch or type of business which it is expressly or impliedly permitted to engage in pursuant to article 4 above. The Company may also cease to engage in such business, whether or not it has commenced engaging in such branch or type of business.

DONATIONS

6. The board of directors may donate reasonable amounts for worthy causes, even if the donation is not within the framework of the Company's business considerations.

THE REGISTERED OFFICE

7. The Company's registered office shall be at an address determined by the board of directors, as established from time to time.

THE ARTICLES

8. The Company may amend these articles in a resolution passed at the general meting by an ordinary majority.

9. A resolution passed at the general meeting by the majority required to amend the articles, as mentioned in article 8 above, which amends any of the provisions hereof, shall be deemed a resolution to amend these articles, even if this is not expressly stated in the resolution.

10. Subject to the provisions of the Companies Law, amendments hereto shall be valid from the date of passing the resolution thereon in the Company or from a later date specified in the resolution.


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AUTHORIZED SHARE CAPITAL

11. The Company's authorized share capital is NIS five hundred million (500,000,000) divided into five hundred million (500,000,000) ordinary shares of NIS 1.00 each. The Company may alter the authorized share capital in accordance with the provisions of the Companies Law and these articles.

THE SHARES

12. Subject to article 13 hereinafter, each ordinary share in the Company's capital shall have the right to dividend, bonus shares and to participate in a distribution of the Company's surplus assets on winding up, pro rata to the nominal value of each share, without having regard to any premium paid thereon, and all subject to the provisions hereof.

13. Each of the ordinary shares shall vest the holder thereof with the right to participate in the Company`s general meeting and to one vote thereat.

14.  14.1   14.1.1  A shareholder in the Company is a person who is registered as a shareholder in the shareholders' register, a person in whose favor a share is registered with a stock exchange member, where such share is included amongst the shares recorded in the Company's shareholders' register in the name of a nominees' company.

            14.1.2 A shareholder who is a trustee shall be recorded in the shareholders' register, whilst noting his trusteeship, and he shall be deemed a shareholder for the purposes of the Companies Law. Without derogating from the aforesaid, the Company shall recognize a trustee, as a shareholder, for all intents and purposes, and shall not recognize any other person, including the beneficiary, as holding any right in the share.


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     14.2 Without derogating from the aforesaid and subject to the provisions hereof, save for the Company's shareholders, as mentioned in article
          14.1 above, no person shall be recognized by the Company as holding any right to a share and the Company shall not be bound by and shall not recognize any equitable benefit, fiduciary relationship, contingent, future or partial, interest in any share or any benefit in a fraction of a share or any other interest in respect of a share, save for the right of a shareholder as mentioned in article 14.1 above in a share in its entirety, unless a competent court otherwise directs.

SHARE CERTIFICATES

15. The certificates attesting to a proprietary right in shares shall bear the Company's stamp and the signatures or facsimile signature lawfully stamped of two directors, together with the Company's secretary or any other person who has signatory authority on behalf of the Company.

     The board of directors may resolve that the signature shall be effected mechanically, as determined by the board of directors.

16.  Save where the issue terms of shares otherwise provide:

     16.1 every registered shareholder is entitled to receive from the Company, on his request, without payment, within six months of the allotment or registration of the transfer, one certificate attesting to his title to the shares registered in his name. The Company shall not refuse the demand of a registered shareholder to receive a number of certificates instead of one certificate, unless the demand is unreasonable, in the board of directors' opinion. A shareholder that has sold or transferred some of his shares shall be entitled to receive, without payment, a certificate in respect of his remaining shares;

     16.2 a nominee's company is entitled to receive from the Company, on its request, without payment, within six months of the allotment or registration of the transfer, a certificate attesting to the number of shares and the class of shares recorded in its name in the shareholders' register.

17. Subject to the provisions of the Companies Law, each certificate shall detail the quantity of shares in respect which it has been issued, their nominal value and their serial numbers.

18. A certificate relating to a share registered in the name of two or more persons shall be delivered to the person whose name appears first in the shareholders' register in relation to such share, unless all the registered holders of the share instruct the Company in writing to deliver it to another registered holder.


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19.  If a share certificate is defaced, spoiled, lost or impaired, the board of directors may issue a new certificate in its stead, provided that the share certificate is furnished to the Company and destroyed by it, or it is proved to the board of directors' satisfaction that the certificate has been lost of destroyed and the Company receives guarantees to the board of directors' satisfaction for any possible damage. The board of directors may require payment determined thereby from a person who has requested a new share certificate be issued as stated in this article.

PAYMENTS FOR SHARES

20. All the shares in the Company's issued capital shall be fully paid up shares.

FORFEITURE OF SHARES

21. 21.1 If a shareholder did not pay the consideration or part thereof he undertook to pay upon the date and the terms stipulated by the Company upon allotment of the share, the board of directors may at any time, deliver to him a notice and demand to pay the consideration or part thereof which was not paid as aforesaid, including any interest and linkage or exchange rate differentials accrued on the said amount.

     21.2 The notice shall fix an additional day, which shall not be earlier that the expiry of thirty days from the date of the notice, and it shall specify that in the event of failure to pay upon the date specified or prior thereto, the shares in respect of which the notice is given may be forfeited.

     21.3 If the demands of the notice are not met, each share in respect of which the notice was given may be forfeited in accordance with a resolution of the board of directors in this regard, at any time after the notice was given and prior to the payment demanded in the notice having been made.

     21.4 A share which was forfeited shall be deemed to be the property of the Company and it shall not grant any rights whatsoever until it has been sold by the Company. The board of directors may, subject to the provisions of these articles, to sell the share, deliver it or allot it in another manner on the terms and in the manner the board of directors deems fit, and at any time prior to the sale or delivery, the board of directors may cancel the forfeiture upon the terms it deems fit.

     21.5 A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall remain liable to pay to the Company all the amounts due therefrom at the time of the forfeiture, plus expenses involved in the sale of the forfeited shares.


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     21.6 An affidavit in writing, with the declarant being a director, that a share has been duly forfeited on the date specified in the declaration, shall be conclusive evidence of the facts specified therein against all persons claiming a right in the share, and the said declaration, along with a receipt of the Company on the price, shall be conclusive evidence of the title to the share and the person to whom the share is sold or delivered, shall be recorded as the shareholder and shall not be obligated to inquire for which purpose, if any, the sale proceeds were applied, and shall not derogate from his right to a share if any flaw or defect in the proceedings for the forfeiture, sale or delivery of the share.

TRANSFER AND TRANSMISSION OF SHARES

22. Any share transfer recorded in the shareholders' register in the name of a registered shareholder, including a transfer by or to the nominees company, shall be effected in writing, as provided in article 23 below, provided that the transfer instrument is signed by hand alone, by the transferor and the transferee, or on their behalf, and sent to the registered office or any other place determined by the board of directors for such purpose. Subject to the provisions of the Companies Law, a share transfer shall not be recorded in the shareholders' register until a transfer instrument has been sent to the Company as provided above; the transferor shall continue to be deemed the holder of the transferred shares until the transferee's name is recorded in the shareholders' register as the holder of the transferred shares.

23. A share transfer instrument shall be drawn up in writing, in the following form or in a form as similar thereto as possible, or in another form approved by the board of directors:

     "I ___________ of __________, ID NO. ______________(hereinafter referred to as "the transferor") transfer to Mr. _________, ID NO. ___________ of _______ (hereinafter referred to as "the transferee"), in consideration for NIS ________which he has paid me, the shares of class ________ of NIS n.v. each which are marked with the numbers __________ to ___________ (inclusive) of ___________ Ltd. and they shall be held by the transferee pursuant to the same terms on which I held them at the time of signing this instrument, and I, the transferee, agree to accept the aforementioned shares on these terms.

     As witness our hands this _____ day of __________.

     __________________________           ___________________________
     The Transferor's Signature           The Transferee's Signature
     _________________________________    __________________________________
     Witness to Transferor's Signature    Witness to Transferee's Signature"


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24.  The Company may close the shareholders' register for a period of time determined by the board of directors, provided that it does not exceed, in total, 30 days in any year. Share transfers shall not be recorded in the register whilst it is closed.

25. Subject to the provisions of these articles or the issue terms of shares of any class, the share may be transferred without the need for the board of directors' approval.

26. Every transfer instrument shall be submitted to the office or any other place determined by the board of directors for registration, together with the share certificates in respect of the shares to be transferred and any other proof required by the board of directors regarding the transferor's proprietary right to transfer the shares. Transfer instruments that are registered shall be kept by the Company but any transfer instrument which the board of directors refuses to register shall be returned to the person who submitted it, on his request.

27.  If the board of directors refuses to approve a share transfer, as stated in article 26, it shall notify the transferor thereof no later than one month from the transfer instrument's receipt.

28. A transfer shall only relate to one class of shares, unless the board of directors otherwise determines.

29. The Company shall be entitled to collect payment for the transfer's registration, in the amount determined by the board of directors, from time to time, which shall be reasonable having regard the circumstances of the case.

30. Subject to the provisions of the Companies Law and these articles, if it is proved to the Company to the board of directors' satisfaction and in ways determined by it that the legal conditions for the transmission of the right to shares recorded in the register have been fulfilled, the Company shall recognize the transmitee, and him alone, as holding the right to the said shares,

31. 31.1 Subject to the provisions of these articles, the Company shall alter the registration of title to shares in the shareholders' register if the Company is given a court order to amend the register or if it is proved to the Company, to the board of directors' satisfaction and in the manner determined by it, that the legal conditions for transmission of the right to the shares have been fulfilled, and the Company shall not recognize any right of a person in shares before his right has been proved as aforesaid.

     31.2 Without derogating from the aforesaid, the board of directors may refuse to effect registration or delay it, as it might have done had the registered holder of the share transferred the share himself prior to the right's transmission.


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32.  Subject to the provisions of the Companies Law and these articles, a person becoming entitled to a share as provided in article 30 above shall be entitled to dividends and other rights in respect of the share as though he were the registered holder of the share, even if he has not yet been recorded as such; however, prior to being recorded in the shareholders' register in respect of the share, he shall not be entitled by virtue of the share to benefit from any right of a shareholder with regard to the Company's meetings.

33. Notwithstanding the aforesaid, the board of directors may, at any time, make demand of the person entitled to a share as mentioned in articles 30 or 31 above to himself be registered in the register or to transfer the share to another. If the said demand is not complied with within 60 days of being sent, the board of directors may withhold dividends or other rights in respect of the share, until the demand is complied with. If a demand is made as aforesaid, such shall be deemed the board of directors' approval to register the person entitled to the share as the holder thereof in the Company's shareholders' register; however, the directors shall retain their right to refuse to approve the share's transfer to another in accordance with the provisions of article 31.2 above.

34. The Company may destroy share transfer instruments after seven years have elapsed from the registration; the Company may also destroy share certificates which have been cancelled, after seven years have elapsed from the cancellation thereof, and there shall be a prima facie presumption that all the transfer instruments and certificates destroyed as aforesaid were fully valid and that the transfers, cancellations and registrations, as the case may be, were duly effected.

35. The board of directors may recognize a waiver of a share allotment by the allottee in favor of another, on such terms as it determines.

ALTERATIONS TO CAPITAL

36. The Company may, in a resolution passed at the general meeting by an ordinary majority, increase the Company's authorized share capital, in such classes of shares, as it determines.

37. Subject to the provisions of the Companies Law, the Company may, in a resolution passed at the general meeting by an ordinary majority:

     37.1 consolidate all or any of its shares and divide them into shares of a nominal value greater than the nominal value of its existing shares;

     37.2 sub-divide all or any of its shares into shares of a nominal value smaller than the nominal value of its existing shares;

     37.3 reduce the Company's capital.


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     For the purpose of implementing any resolution as aforesaid, the board of directors may settle any difficulty arising in such regard in its discretion.

38. Without derogating from the generality of the board of directors' authority, as mentioned above, if shareholders are left with fractions of a share as a result of a consolidation or sub-division as aforesaid, the board of directors may, in its discretion, act as follows:

     38.1 allot each shareholder who has been left with a fraction of a share, as a result of the consolidation or sub-division, shares of the class of shares which would have existed in the Company's capital prior to the consolidation or sub-division, in such number consolidation of which with the fraction would create one whole share, and an allotment as aforesaid shall be deemed to take effect just before the consolidation or sub-division, as the case may be;

     38.2 determine the manner of paying the amounts payable for the shares allotted as provided in article 38.1 above, including the manner of paying the amounts on account of bonus shares;

     38.3 determine that the holders of fractions of shares shall not be entitled to receive a whole share in respect of a fraction of a share;

     38.4 determine that shareholders shall be entitled to receive a whole share in respect of a fraction of a whole share of a certain nominal value or less and shall be entitled to receive a whole share in respect of a fraction of a whole share whose nominal value is greater than the said nominal value;

     38.5 determine that fractions of shares that do not entitle the holders thereof to a consolidated share shall be sold by the Company and the sale proceeds shall be paid to the entitles, on the terms and in the manner specified in the resolution.

39. The Company may, in a resolution passed at the general meeting by an ordinary majority, cancel authorized share capital not yet allotted, provided that the Company has not undertaken, including conditionally, to allot the shares.


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ALTERATION OF RIGHTS

40. At any time the share capital is divided into various classes, the Company may, in a resolution passed at the general meeting by an ordinary majority, convert, expand, add to, reduce or otherwise alter the rights attached to a particular class of shares, provided that the written agreement of all the holders of the shares of such class is received or that the resolution is approved in a general meeting of the holders of the shares of such class by an ordinary majority or, where the issue terms of a particular class of the Company's shares otherwise provide, as provided in the issue terms of such class.

41. The provisions herein regarding general meetings shall apply mutatis mutadis to any class meeting, provided that a quorum at a class meeting shall be constituted in the presence at the time the meeting proceeds to business, in person or by proxy, of at least two shareholders holding at least fifty one percent of the issued shares of such class; if no quorum is constituted as aforesaid, the class meeting shall be adjourned to another time and at the adjourned meeting a quorum shall be constituted in the presence of any number of participants, regardless of the number of shares held by them.

42. The rights vested in the shareholders or the holders of a class of shares issued with ordinary, preferred or other special rights shall not be deemed to have been converted, reduced, impaired or otherwise altered by the creation or issue of additional shares of any class, whether ranking equally with them or of a preferred or different rank, and shall not be deemed to have been converted, reduced impaired or otherwise altered by the alteration of the rights attached to shares of any other class, unless expressly otherwise provided in the issue terms of such shares.

THE ISSUE OF SHARES AND OTHER SECURITIES

43. The board of directors may issue shares and other securities convertible or exercisable into shares, up to the limit of the Company's authorized share capital; in such regard, convertible securities which are convertible or exercisable into shares shall be deemed to have been converted or exercised on the issue date. Without derogating from the generality of the aforesaid, the board of directors may issue the shares and other securities, as aforesaid, grant options for the purchase thereof or vest them in another manner, to such persons as determined by it, and at the times and prices and on the terms determined by it, and it may make any other provision in connection therewith, including provisions regarding the manner of distributing the shares and securities issued by the Company amongst the purchasers thereof, including in the case of over-subscription, in the board of directors' discretion.

44. Without derogating from the generality of the aforesaid, and subject to the provisions of the Companies Law and these articles, the board of directors may determine that the consideration for the shares shall be paid in cash or by way of assets in specie, including by way of securities or in any other manner, in its discretion, or that the shares shall be allotted as bonus shares or that the shares shall be allotted for a consideration equal to or higher then their nominal value, in units or in series, on the terms and at the times determined by the board of directors, in its discretion.


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45.  The Company shall not be required to offer any new shares to any existing shareholders of any class.

46. The board of directors may resolve to pay commission underwriting fees to any person at the time of subscribing or agreeing to subscribe or procuring subscriptions or assuring subscriptions for shares or debentures or other securities of the Company. The board of directors may resolve that brokerage fees shall be paid on an issue of securities of the Company, in cash, in shares of the Company or in other securities issued by the Company, or in any other way, or partly in one way and partly in another, and all subject to the provisions of any law.

REDEEMABLE SECURITIES

47. Subject to the provisions of the Companies Law, the Company may issue redeemable securities on the terms and in the manner determined by the board of directors, in its discretion.

REGISTERS

48. 48.1 The Company shall keep a shareholders' register and shall record therein the names of the shareholders and other details required pursuant to the Companies Law, shortly after the allotment of any shares in the Company. Subject to the provisions of the law, upon registration in the register, a registered shareholder shall be deemed to the owner of the shares recorded on his name, even if no share certificate has been issued in respect of these shares.

     48.2 The Company shall keep a material shareholders' register, as required by the Companies Law.

     48.3 The Company may keep an additional shareholders' register outside Israel in accordance with the provisions of the Companies Law.

     48.4 The Company shall keep a register of the holders of debentures and securities convertible into shares of the Company, regarding the registration in the register, issuance of certificates, exchange of certificates, transfer and transmission, mutatis mutandis, subject to the terms of allotment of the securities.

GENERAL MEETINGS

49. The Company's resolutions on the following matters shall be passed at the general meeting by an ordinary majority:

     49.1 amendments to the Company's articles or memorandum of association;


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     49.2 the exercise of the board of directors' powers by the general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is essential for the Company's proper management, as provided in section 52(a) of the Companies Law;

     49.3 the appointment of the Company's auditors and the termination of its employment;

     49.4 the appointment and dismissal of the Company's directors;

     49.5 approval of acts and transactions requiring the general meeting's approval pursuant to the provisions of sections 255 and 268 to 275 of the Companies Law;

     49.6 an increase and reduction in the authorized share capital in accordance with the provisions of sections 286 and 287 of the Companies Law and alterations to capital as mentioned in article 42 above;

     49.7 a merger as mentioned in section 320 (a) of the Companies Law;

     49.8 any resolution which, pursuant to these articles, must be passed by the general meeting.

50. The Company shall hold an annual general meeting each year by no later than the end of 15 months from the last annual meeting, at the time and place determined by the board of directors.

51. The agenda at the annual general meeting shall include the following matters:

     51.1 a discussion on the Company's financial statements and the board of directors' report on the state of the Company's affairs, which is submitted to the general meeting;

     51.2 the appointment of directors and the determination of their employment terms;

     51.3 the appointment of an auditor;

     51.4 the board of directors' report on the auditor's remuneration for the audit and for other services, if any;

     51.5 in addition to the aforesaid, any other matter specified on the agenda may be included on the annual meeting's agenda, as provided in article 54 below.

     A general meeting as aforesaid shall be called "annual meeting" and any other general meeting shall be called a "special meeting".

52. The Company's board of directors shall convene a special meeting, pursuant to its resolution, and on the requisition of any of the following:

     52.1 two directors;

     52.2 one or more shareholders holding at least 5% of the Company's issued share capital and 1% of the voting rights in the Company, or one or more shareholders holding at least 5% of the voting rights in the Company.

     If the board of directors is requisitioned to convene a special meeting, as mentioned above, it shall do so within 21 days of the requisition being submitted, at the time determined in the notice of the special meeting, as provided in article 55 below, provided that the meeting shall not be held later than 35 days from the notice's publication, and all subject to the provisions of the Companies Law.

53. If the board of directors does not convene a special meeting pursuant to a requisition as provided in article 52 above, the person(s) requisitioning the meeting may convene the meeting themselves, provided that such meeting shall not be held after three months have elapsed from the date the requisition was submitted as aforesaid, and it shall be convened, insofar as possible, in the same manner in which special meetings are convened by the board directors.

54. 54.1 The agenda at a general meeting shall be determined by the board of directors and it shall also include the matters for which a special meeting is requisitioned pursuant to article 52 above and a matter requested as provided in article 54.2 below.

     54.2 One or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter on the agenda of a general meeting, provided that the matter is suitable for discussion at a general meeting.

     54.3 A request as mentioned in article 54.2 above shall be submitted to the Company in writing before notice is given of the general meeting and shall include the form of the resolution proposed by the shareholder.

55. 55.1 Not less than twenty-one (21) days' prior notice shall be given of every general meeting.

     55.2 The accidental omission to give notice of a meeting to any shareholder, or the non-receipt of notice sent to such shareholder, shall not invalidate the proceedings at such meeting.

56. 56.1 Notice of a general meeting shall include the place, date and time at which the meeting will convene and shall include the agenda, a summary of the proposed resolutions, the record date, as stated in Section 182 of the Companies Law and any other details required pursuant to the Law.

     56.2 In its resolution to convene a meeting, the board of directors may determine the manner of detailing the matters on the meeting's agenda, which shall be sent to the shareholders entitled to participate in the meeting, in the board of directors' discretion and subject to the provisions of the Companies Law.

     56.3 Without derogating from the board of directors' powers as mentioned in this article 56.2 above and without derogating from the generality of the provisions of these articles regarding the delegation of powers by the board of directors, the board of directors may delegate its powers as mentioned in this article 56.2 above to a board of directors' committee or to an officer of the Company, for the purpose of a particular general meeting or for a particular period.

57. A defect in good faith in convening the general meeting or in the conduct thereof, including a defect deriving from non-compliance with a provision or condition laid down in the Law or these articles, including with regard to the manner of convening or conducting the general meeting, shall not invalidate any resolution passed at the general meeting and shall not impair discussions held thereat, subject to the provisions of any law.

58. The board of directors may alter the place and date of a general meeting, provided that such alteration does not contradict the provisions of these articles regarding the minimum periods of time which must elapse between the date of the notice and the date of the general meeting, and provided that the notice of such alteration is given in the same manner in which notice of the general meeting whose place or date is being altered was given.

59. No discussion may be commenced at the general meeting unless a quorum is present at the time of the meeting proceeds to business. A quorum shall be constituted in the presence, in person or by proxy, of two or more shareholders holding at least 33% of the voting rights, within half an hour of the time fixed for the meeting's commencement, unless the articles otherwise provide.

60. If a quorum is not present at the general meeting within half an hour of the time fixed for the meeting's commencement, the meeting shall be adjourned for one week, to the same day, time and place, without it being necessary to notify the shareholders thereof, and if a quorum is not present, as aforesaid, at the adjourned meeting within half an hour of the time fixed for the commencement thereof, the persons present shall constitute a quorum.

61. Notwithstanding the provisions of article 60 above, if the general meeting is convened pursuant to a requisition by shareholders as mentioned in article 52.2 above, the adjourned meeting shall only be held if attended by shareholders in the number required for the purpose of convening the meeting as provided in article 56.2 above.

62. The chairman of the board of directors' or any other person appointed for such purpose by the board of directors shall chair any general meeting of the Company. If there is no such chairman, or if he is not present at any meeting within 15 minutes of the time fixed for the meeting's commencement or he refuses to chair the meeting, the directors present may, by a majority, elect a chairman from amongst them, and if they do not do so then the shareholders present, themselves or by proxy, shall elect one of the directors present to chair the meeting. If no director is present or if all the directors refuse to chair the meeting, they shall elect one of the shareholders or his proxy to chair the meeting.

63. The Company shall keep minutes of the proceedings at the general meeting, which shall include the following details:

     63.1 the names of the shareholders participating in the general meeting and the number of shares held by them;

     63.2 the matters discussed at the general meeting and the resolutions passed thereat.

64. Minutes signed by the meeting's chairman shall constitute prime facie proof of the matters stated therein.


VOTING AND PASSING RESOLUTIONS AT GENERAL MEETINGS

65. A shareholder wishing to vote at a general meeting shall prove his title to a share to the Company as required by the Companies Law. Without derogating from the aforesaid, the board of directors may prescribe regulations and procedures with regard to proof of title to the Company's shares.

66. A shareholder may vote at a general meeting or at a class meeting himself or by proxy, in accordance with the provisions of these articles and subject to the provisions of the Companies Law. A proxy need not be a shareholder in the Company.

67. A proxy may participate in discussions at the general meeting and be elected as the meeting's chairman in the same way as the appointing shareholder would have been entitled thereto, unless otherwise stated in the appointment instrument.

68. Subject to the provisions of the Law, in the case of joint shareholders, each of them may vote at any meeting, himself or by proxy, in relation to such share, as though he were the sole person entitled. If more than one joint shareholder attends a meeting, himself or by proxy, the vote shall be cast by the joint shareholder whose name appears first in the shareholders register in relation to the share, or in a certificate of the stock exchange member regarding his title to the share (hereinafter referred to as "certificate of title") or in another document determined by the board of directors for such purpose, as the case may be. Separate guardians or separate executors of estates of a deceased registered shareholder shall be deemed, for the purposes of this article as joint shareholders in such shares.

69. A shareholder lacking legal capacity may vote through his guardians or another person appointed by the court, and any guardian or other person as aforesaid may vote through a proxy.

70. The instrument appointing a proxy (hereinafter referred to as "the appointment instrument") and the power of attorney by virtue whereof the appointment instrument is signed (if any), or a suitable copy thereof, to the board of directors' satisfaction, shall be deposited at the registered office of the Company or at any other place or place, in Israel or aboard - as determined by the board of directors from time to time, in general or in relation to a particular case at any time prior to the commencement of the meeting at which the proxy intends voting in reliance upon such appointment instrument. Notwithstanding the aforesaid, the meeting's chairman may, in his discretion, accept an appointment instrument and a power of attorney, as aforesaid, also after the said time, if he deems fit, in his discretion. If the appointment instrument and power of attorney is not received as provided above, they shall not be valid as such meeting.

     The appointment instrument shall be drawn up in writing and signed by the appointor or by the person duly authorised therefor in writing, and by a witness to his signature, if so required by the board of directors. If the appointor is a corporation, the appointment instrument shall be drawn up in writing and signed in the manner binding the corporation. The board of directors may demand that the Company be given written confirmation, to the board of directors' satisfaction, of the signatories' authority to bind the corporation.

71. 71.1 The appointment instrument shall be drawn up in the following form of wording or in a form of wording as similar thereto as possible:

          "I _____________, of ___________, as a shareholder of Tower
          Semiconductor Ltd, hereby appoint ___________ of __________ or in his absence ________ of __________ as my proxy, to vote in my name and stead in respect of _________* shares of __________** class which are held by me, at the (annual/special) general meeting of the Company to be held on _________ and at any adjourned meeting thereof.

          As witness my hand on _____________

          __________
          signature"

          ________________________________
          *     state the number of shares.
          **    state the class of shares.

     71.2 The appointment instrument shall state the class and number of the shares in respect of which it is being given. If the appointment instrument does not state the number of shares in respect of which it is being given or if it states a number of shares higher than the number of shares registered in the shareholder's name or specified in the certificate of title, as the case may be, the appointment instrument shall be deemed to have been given in respect of all the shareholder's shares.

     71.3 If the appointment instrument is given in respect of a number of shares lower than the number of shares registered in the shareholder's name or specified in the certificate of title, as the case may be, the shareholder shall be deemed to have abstained from voting in respect of the balance of his shares and the appointment instrument shall be valid in respect of the number of shares specified therein.

72. Without derogating from the provisions of these articles regarding the appointment of a proxy, a shareholder holding more than one share shall be entitled to appoint more than one proxy, subject to the following provisions:

     72.1 each appointment instrument shall state the class and number of shares in respect of which it is being given;

     72.2 if the overall number of shares of any class specified in the appointment instruments given by one shareholder exceeds the number of shares of such class registered in his name or specified in the certificate of title, as the case may be, all the appointment instruments given by such shareholder shall be void.

73. A shareholder or proxy may vote by virtue of some of the shares held by him or in respect of which he is acting as proxy and he may vote one way by virtue of some of the shares and a different way by virtue of others.

74. A vote given by virtue of an appointment instrument shall be valid even if there is a defect in the appointment instrument and even if prior to the vote the appointor passes away or becomes legally incapacitated or the appointment instrument is cancelled or the share in respect of which it was given is transferred, unless written notice is received at the office prior to the meeting regarding the defect, death, incapacitation, cancellation or transfer, as the case may be.

75. The appointment instrument also shall be valid in respect of any adjourned meeting of the meeting to which the appointment instrument relates, unless otherwise stated in the appointment instrument.

76. A shareholder may not participate in or vote at any general meeting, himself or by proxy, save by virtue of the shares the consideration for which has been fully paid to the Company.

77. Each of the ordinary shares vests the holder thereof with the right to participate in the Company's general meeting and to one vote.

78. A resolution put to the vote at a general meeting shall be decided on the basis of a poll; the vote on a poll shall be effected in the manner determined therefor by the meeting's Chairman.

     In the event of disputes whether to accept or disqualify any vote, the meeting's chairman shall decide the matter, and his decision in good faith shall be final and binding.

79. The chairman's declaration that a resolution at the general meeting has been passed or defeated, unanimously or by any majority, shall be prima facie proof of the matters stated therein, and is shall not be necessary to prove the number of votes (or their proportional part) for or against the proposed resolution.

80. Subject to the provisions of the Companies Law or these articles regarding another majority, the general meeting's resolutions shall be passed by an ordinary majority.

81. 81.1 The general meeting's chairman may, with the agreement of the meeting at which a quorum is present, adjourn the meeting or the discussion on a particular matter on the agenda to another time and place determined by him, and he must do so on the meeting's demand. No matter shall be discussed at an adjourned meeting as aforesaid save for a matter that was on the agenda and in respect of which a resolution was not passed at the meeting at which the adjournment was decided upon. It is not necessary to give notice of the adjourned meeting unless it is adjourned for a period of time exceeding 21 days, and in such case notice shall be given of the adjourned meeting as provided in article 55 above.

     81.2 A proposed resolution placed for a vote, shall be decided by a poll by a show of hands unless a vote by ballot is requested prior to the vote by no less than three persons. If there will not be a demand for vote by ballot - then the declaration of the chairman of the meeting that the resolution was passed by a show of hands or unanimously or by certain majority, or was rejected and a note was made in this regard in the book of minutes of the Company, shall serve as conclusive evidence of this fact, and it shall not have to be proved the number of votes for or against the proposed resolution.

     81.3 If a vote was duly requested by ballot, the vote shall be done in a manner instructed by the chairman of the meeting, and the declaration of the chairman that the resolution was passed by the required majority or was rejected, shall serve as conclusive evidence of this fact, and it shall not have to be proved the number of votes for or against the proposed resolution.

THE BOARD OF DIRECTORS

82. The number of directors shall not be less than 5 nor more than 11, including the external directors.

83. A director may be a corporation; a director need not be a shareholder of the Company.

84. The directors shall be appointed at the annual meeting, and they shall hold office, save for the external directors, until the end of the annual meeting following their appointment. Notwithstanding the aforesaid, if no directors are appointed at the annual meeting, the directors appointed at the previous annual meeting shall continue to hold office. Directors whose terms of office have come to an end may be re-elected.

85. Save for someone who held office as a director until the annual meeting, a director shall not be appointed at the annual meeting unless the board of directors has recommended his appointment, or if he, or a shareholder of the Company seeking to propose him, has submitted to the office, by no later than the end of four days from publication of the notice of the meeting, a written document announcing his candidacy for the office or of the intention of such shareholder to propose him.

86. The board of directors may, from time to time, appoint an additional director or additional directors to the Company, in order to fill the office of a director which has been vacated for any reason or as an additional director or additional directors, provided that the overall number of directors does not exceed the maximum number specified in article 82 above. A director appointed as aforesaid shall cease to hold office at the end of the annual meeting following his appointment.

87. The Company may, in a special meeting, appoint an additional director or additional directors to the Company, to fill the office of a director which has been vacated for any reason or as an additional director or additional directors, provided that the number of directors shall not exceed the maximum number specified in article 82 above. Directors appointed as aforesaid, save for the external directors, shall cease to hold office at the end of the annual meeting following their appointment.

88. The general meeting or the board of directors may determine that the office of a director appointed by them, as the case may be, shall commence on a date subsequent to his appointment.

89. Notwithstanding all the aforesaid, the general meeting may at any time, in a resolution passed by an ordinary majority, in a special meeting, remove any director from his office, save for an external director, before the end of his term of office, provided that the director is given a reasonable opportunity to state his case before the general meeting.

90. Without prejudice to the provisions of any law, the office of a director, save for an external director, shall lapse before the end of the period for which he was appointed on the occurrence of any following:

     90.1 he dies or is declared legally incapacitated by a competent court;

     90.2 he is declared bankrupt, and in the case of a corporation - it declares its voluntary winding up or a winding up order is given against it;

     90.3 he is convicted in a final judgment of an offence as provided in section 232 of the Companies Law;

     90.4 a competent court orders the termination of his office, as provided in section 233 of the Companies Law;

     90.5 he resigns on notice, as provided in article 92 below;

     90.6 he is removed from his office by the general meeting, as provided in article 89 above.

91. If the office of a director is vacated, the board of directors may continue to act in any matter so long as the number of directors does not fall below the minimum number of directors specified in article 82 above. If the number of directors fall below this number, the board of directors may not act save in order to convene a general meeting for the purpose of appointing additional directors, but not for any other purpose.

92. A director may resign on notice to the board of directors, the chairman of the board of directors or the Company, as required in the Companies Law, and the resignation shall enter into force on the date the notice is given, unless the notice specifies a later date. The director shall give the reasons for his resignation.

93. Subject to the provisions of the Companies Law, the following provisions shall apply to the directors:

     93.1 (a) the Company may pay directors remuneration for the performance of their positions as directors;

          (b) the Company may reimburse directors for their reasonable expenses for travelling, board and lodging and the other expenses connected with their participation in the board of directors' meetings and the performance of their position as directors;

          (c) the Company may pay additional remuneration to a director who has been asked to provide the Company with special services or make special efforts for the Company, including to travel abroad or to remain abroad for extended periods.

     93.2 a. A director may appoint an alternate subject to the approval of the board of directors (hereinafter: "the Alternate Director"). Notwithstanding the foregoing, a person that is not qualified to serve as a director or a person that is serving as a director or Alternate Director shall not be appointed to serve as an Alternate Director.

          b. An Alternate Director shall be deemed for all intents and purposes as the director which appointed him as his alternate, and he shall be entitled to be present at meetings of the board of directors and/or committees of the board of directors, to participate and vote thereat, as was the director that appointed him was entitled.

          c. A director that appointed an Alternate Director may, subject to the provisions of the Law, cancel the appointment at any time. Furthermore, the office of an Alternate Director shall be vacated, whenever the office of the director that appointed him ceases to serve as a director of the Company.

          d. Any appointment of an Alternate Director or cancellation of the appointment, as aforementioned, shall be done by written notice which shall be delivered to the Alternate Director and to the Company, and shall come into force after delivery of the letter of appointment or cancellation as aforesaid, or on the date specified in the letter of appointment or letter of cancellation, whichever the later.

EXTERNAL DIRECTORS

94. So long as required by the Law or by the rules of the exchange upon which the Shares are quoted or traded, the Company shall have at least two external directors, and the provisions set forth in the Companies Law shall apply in such regard.

THE BOARD OF DIRECTORS' POWERS AND DUTIES

95. The board of directors shall have the authorities and powers granted to it pursuant to these articles, the Companies Law and any other applicable law. Without derogating from the provisions hereof, the board of directors shall delineate the Company's policy and shall supervise the performance of the general manager's duties and actions, and in such context:

     95.1 shall determine the Company's operating plans, principles for the financing thereof and the order of priorities between them;

     95.2 shall examine the Company's financial position, and determine the Company's credit framework;

     95.3 shall determine the organizational structure and the remuneration policy;

     95.4 may resolve to issue series of debentures;

     95.5 is responsible for the financial statements' preparation and approval, as provided in section 171 of the Companies Law;

     95.6 shall report to the annual meeting on the state of the company's affairs and on the business results, as provided in section 173 of the Companies Law;

     95.7 shall appoint and dismiss the general managers;

     95.8 shall resolve on the acts and transactions requiring its approval pursuant to these articles or sections 255 and 268 to 275 of the Companies Law;

     95.9 may allot shares and securities convertible into shares up to the limit of the Company's authorized share capital;

     95.10 may resolve on the distribution of a dividend or on the distribution of bonus shares;

     95.11 may resolve on an "Acquisition", within the meaning of such expression in section 1 of the Companies Law, from all or some of the Company's shareholders, or from any of them, in the board of directors' discretion and on such terms as it determines;

     95.12 shall give its opinion on a special tender offer, as provided in section 329 of the Companies Law.

     The board of directors' powers pursuant to this article may not be delegated to the general manager.

96. Any power of the Company which is not vested in another organ pursuant to the Law or these articles may be exercised by the board of directors.

97. 97.1 The board of directors may resolve, in a special resolution or within the framework of the board of directors' procedures, that powers given to the general manager shall be transferred to it, and all for a particular matter or for a particular period of time.

     97.2 If the general manager is unable to exercise his powers, the board of directors may exercise them in his stead.

98. Subject to the provisions of the Companies Law and article 95 above, the board of directors may delegate any of its powers to the general manager. The board of directors' power may be delegated for a particular matter or for a particular period of time, in the board of directors' discretion.


RECEIVING CREDIT AND GRANTING GUARANTEES AND COLLATERAL

99. Without derogating from any power given to the board of directors pursuant hereto, the board of directors may, from time to time, in its discretion, resolve on:

     99.1 the receipt of credit by the Company in any amount and securing the discharge thereof, in such manner as it deems fit;

     99.2 the grant of collateral to secure credit as mentioned in article 99.1 above, of whatsoever type;

     99.3 the issue of a series of debentures, including capital notes or bonds, and including debentures, capital notes or bonds convertible or exercisable into shares, and determine the terms thereof, and to charge all or any of its present or future property by way of a floating or fixed charge. Debentures, capital notes, bonds or other securities, as aforesaid, may be issued at a discount, with a premium or in any other manner, with deferred rights, special rights, privileges or other rights, all as determined by the board of directors in its discretion.

100. The provisions of article 99 above do not negate the power of the general manager or someone authorized by him therefor to resolve on the receipt of credit by the Company, within the limits of the credit framework determined by the board of directors.

THE BOARD OF DIRECTORS' COMMITTEES

101. Subject to the provisions of the Companies Law, the board of directors may, as it deems fit, establish committees, appoint members thereto from amongst the board of directors' members (hereinafter referred to as "board of directors' committee") and delegate all or any of its powers to the board of directors' committee. Notwithstanding the aforesaid, the board of directors may not delegate its powers in respect of the following matters to a board of directors committee, save for the purpose of recommendation alone:

     101.1 the determination of the Company's general policy;

     101.2 a distribution, unless involving a purchase of the Company's shares in accordance with a framework delineated by the board of directors in advance;

     101.3 the determination of the board of directors' position on a matter requiring the general meeting's approval or the grant of an opinion regarding the feasibility of a special tender offer, as provided in section 329 of the Companies Law;

     101.4 the appointment of directors;

     101.5 an allotment of shares or securities convertible or exercisable into shares, or of a series of debentures, unless involving an allotment of shares in consequence of the exercise or conversion of securities of the Company;

     101.6 approval of the financial statements;

     101.7 the board of directors' approval of transactions and acts requiring the board of directors' approval pursuant to the provisions of sectarians 255 and 268 to 275 of the Companies Law.

102. A resolution passed or an act done by a board of directors' committee shall be treated as a resolution passed or act done by the board of directors. The board of directors may from time to time widen, reduce or cancel the delegation of powers to a board of directors' committee; however, the reduction or cancellation of powers as aforesaid is not such as to prejudice the validity of a resolution of the committee on which the Company acted vis-a-vis another person, who was unaware of the cancellation thereof.

103. 103.1     The provisions herein regarding the board of directors' acts shall apply mutatis mutandis also to the board of directors' committees, so long as they are not replaced by regulations made by the board of directors in such regard, and all subject to the provisions of the Companies Law.

     103.2 The board of directors' committee shall routinely report to the board of directors on its resolutions or recommendations.

104. 104.1     The board of directors shall appoint an audit committee from amongst its members. The number of members on the audit committee shall not be less that three and all the external directors shall be members thereof. The following shall not be members of the audit committee: the chairman of the board of directors, any director employed by the Company or providing it with services on a permanent basis, and the Company's controlling shareholder or his relative.

     104.2 The audit committee's duties shall be as prescribed in the Companies Law, including any other duty imposed on it by the board of directors.

THE BOARD OF DIRECTORS' ACTS

105. Subject to the provisions of these articles, the board of directors may convene in order to perform its duties and adjourn its meetings and regulate its acts and discussions as it deems fit.

106. The shareholders shall appoint one of the board of directors' members to serve as the chairman of the board of directors. Additionally, the shareholders may remove the chairman from his position and appoint another in his stead.

107. The chairman of the board of directors shall chair and conduct the board of directors' meeting. If the chairman of the board is absent from a board of directors' meeting, in accordance with prior notice, or does not appear at the board of directors' meeting within 15 minutes of the time fixed therefor (hereinafter referred to as "absence"), the members of the board of directors' present shall elect one of their number to chair the meeting.

108. The board of directors' shall convene its meetings in accordance with the Company's requirements, provided it shall meet at least four times each year.

109. The chairman of the board of directors' may convene the board of directors at any time, and determine the place and time for the board of directors' meeting.

110. Without derogating from the aforesaid, the board of directors' chairman shall be required to convene the board of directors on the occurrence of any of the following:

     110.1 the receipt of a request to convene the board of directors by one director, for the purpose of discussing a matter specified in such request;

     110.2 the receipt of a notice or report of the general manager obliging action by the board of directors;

     110.3 the receipt of a notice from the auditor of material flaws in the audit of the Company's account.

     110.4 the receipt of a request from one director, if such director has knowledge of a matter of the Company in relation to which a prima facie breach of law or deviation from proper business practice was discovered.

     Upon the receipt of a notice or report as mentioned above, the chairman of the board of directors shall convene the board of directors, without delay, and by no later than the end of 14 days from the date of the demand, notice or report, as the case may be.

111. 111.1     In accordance with article 114, notice of the board of directors'
               meeting shall be given to all the board of directors' members a reasonable time prior to the date of the meeting.

     111.2 Notwithstanding the aforesaid, the board of directors may, with the agreement of all the directors, convene a meeting without notice.

112. The agenda for the board of directors' meetings shall be determined by the chairman of the board of directors and it shall include:

     112.1     matters determined by the chairman of the board of directors;

     112.2     matters determined as provided in article 110 above;

     112.3 any matter which a director or the general manager requests the chairman of the board of directors, a reasonable time prior to the board of directors' meeting, to include on the agenda;

     (hereinafter referred to as "agenda").

113. The notice of the board of directors' meeting shall state the date and place of the meeting and reasonable details of the matters to be discussed thereat, pursuant to the agenda.

114. Notice of the board of directors' meeting shall be sent in writing and should be addressed to the address of the director that was furnished to the Company in advance, unless the director has requested that the notice be furnished to him at another place. The Company may require each director that it provide it with a fax number or e-mail address that if the Company shall send its notices to this fax number or e-mail address, it shall be deemed to have been received by such director.


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



115. The quorum for commencing a board of directors' meeting shall be a majority of the members of the board of directors holding office on the date of the meeting who are lawfully entitled to participate in the meeting (as conclusively determined by the chairman of the board of directors), including alternate directors, if there is a meeting at which an appointing director is not present.

116. In a vote of the board of directors, each director shall have one vote. Resolutions of the board of directors shall be passed by a majority of votes of the directors present at the meeting and voting thereat, without taking into account the votes of abstainees. The board of directors' chairman shall not have an additional or casting vote, in case of a tie.

117. The board of directors may hold meetings through any media provided that all the directors participating may hear each other at the same time. The board of directors may regulate the manner and ways of conducting a meeting through the media.

118. The board of directors may also pass resolutions without actually convening, provided that all the directors entitled to participate in the discussion and vote on a matter brought for a resolution agree thereto by giving their written consent. The provisions of article 116 above shall apply to this resolution, mutatis mutandis, as the case may be.

MINUTES

119. The board of directors shall procure that minutes are kept of all the proceedings at the board of directors' meetings; the minutes shall be recorded in books prepared for such purpose and shall include, inter alia, the following details:

     119.1 the names of the directors participating including alternate directors and the others present at any board of directors' meeting;

     119.2 the matters discussed at the board of directors' meetings and the resolutions passed.

     The minutes shall be signed by the chairman of the board of directors or by the meeting's chairman, as the case may be; minutes approved and signed as aforesaid shall constitute prima facie proof of that stated therein.

120. 120.1     The provisions of article 119 above shall also apply to meetings of any board of directors' committee.

     120.2 Without derogating from the generality of the foregoing, minutes of resolution of the board of directors, without meeting, as stated in article 118 above, shall be signed by the chairman of the board, after its approval in the forthcoming meeting of the board of directors after adoption of the resolutions.


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



THE GENERAL MANAGER

121. 121.1     The board of directors may, from time to time, appoint a person who is a resident of Israel as general manager for the Company
               (hereinafter referred to as "the general manager" or the "chief executive officer") and it may dismiss or replace him at any time it deems fit, subject to the provisions of contract between him and the Company.

     121.2 Notwithstanding article 121.1 above, the board of directors shall be entitled to appoint more than one general manager, and in such event , the provisions of articles 121 through 128 hereinafter shall apply, mutatis mutandis, on the co-general managers or the co-chief executive officers.

122. The general manager need not be a director or shareholder of the Company.

123. The general manager is responsible for the routine management of the Company's affairs, within the framework of the policy determined by the board of directors and subject to its guidelines.

124. The general manager shall have all the powers of management and implementation not vested in the Law or these articles or by virtue thereof in another organ of the Company. The general manager shall be under the board directors' supervision.

125. Subject to the provisions of the Companies Law and these articles, the board of directors may, from time to time, give and grant the general manager powers which the board of directors has pursuant hereto, as it deems fit, including the power to appoint additional officers (as such term is defined in the Companies Law) of the Company (other than Directors and co-chief executive officers) and determine the duties and powers of such officers, and the terms and conditions of such officers' employment, and the board of directors may grant such powers for such period, for such purposes, on such terms and with such restrictions as the board of directors deems fit, and the board of directors may grant the powers or any of them without waiving its powers in the matter or instead or in lieu thereof, and it may from time to time cancel, negate and alter these powers or any of them except for powers of the board of directors as stated in section 92 (a) of the Companies Law, stipulated in article 100 of these articles and except for powers of the board of directors stipulated in section 112 (a) of the Companies Law, which may be delegated for recommendation purposes only.

126. The general manager may, with the board of directors' approval, delegate its powers to another or others who are subordinate to him; approval as aforesaid may by given generally or for a particular matter, in a particular resolution or within the framework of the board of directors' procedures.

127. Without derogating from the provisions of the Companies Law and any other law, the general manager shall submit reports to the board of directors on such matters, at such times and of such scope as the board of directors determine, in a particular resolution or within the framework of the board of directors' procedures. The general manager shall notify the chairman of the board of directors of any unusual matter which is material to the Company. If the Company does not have a chairman of the board or if he is prevented from fulfilling his duties, the general manager shall give such notice to all members of the board.

128. The general manager's remuneration may be paid in the form of salary or commission or participation in profits or by the grant of securities or a right to purchase them, or in any other way.

VALIDITY OF ACTS AND APPROVAL OF TRANSACTIONS

129. All acts done by the board of directors or by a board of directors' committee or by any person acting as a director or as a member of a board of directors' committee or by the general manager, as the case may be - shall be valid even if it later transpires that there was some defect in the appointment of the board of directors, the board of directors' committee, the director, the committee member or the general manager, as the case may be, or that any of the said officers was not qualified to serve in his position.

130. 130.1     Subject to the provisions of the Companies Law, the holding of shares in the Company and the fact that an officer of the Company is an interested party or officer in any other corporation, including a corporation in which the Company is an interested party or which is a shareholder of the Company, shall not disqualify the officer from being an officer of the Company. In addition, an officer shall not be disqualified from being an officer of the Company in consequence of the fact that he, or any corporation as mentioned above, enters into a contract with the Company on any matter and in any way.

     130.2 Subject to the provisions of the Companies Law, the fact that a person is an officer of the Company shall not disqualify him or his relative or another corporation in which he is an interested party, from entering into a contract with the Company in which the officer has any personal interest.

     130.3 Subject to the provisions of the Companies Law, an officer may participate in and vote at discussions on the approval of transactions or acts in which he has a personal interest. Additionally an officer may participate and vote at discussions with respect to approval of exceptional transactions in which he has a personal interest, in the circumstances stated in section 278 (b) of the Companies Law.

131. Subject to the provisions of the Companies Law, a transaction of the Company with an officer therein or a transaction of the Company with another person in which an officer of the Company has a personal interest, which are not an exceptional transactions, shall be approved in the following manner:

     131.1 Subject to the provisions of the Companies Law, general notice given to the board of directors by an officer regarding his office or position in certain entities or regarding his providing services to entities as aforesaid shall constitute disclosure by the officer to the Company of his personal interest, deriving from the aforesaid, for the purpose of any contracting as aforesaid in a transaction that is not exceptional.

     131.2 Contracting as aforesaid in a transaction that is not exceptional shall be approved by the board of directors or by the audit committee or by another entity authorized with respect thereto by the board of directors, by a particular resolution, within the framework of the board of directors' procedures, by general authorization, by authorization of a particular class of transactions or by authorization of a particular transaction.

     131.3 Transactions which are not exceptional as mentioned above may be approved by granting general approval for a particular class of transactions or by approving a particular transaction.

SIGNATORY RIGHTS

132. Subject to the provisions of the Companies Law and these articles, the board of directors may authorize any person to act and sign on the Company's behalf, alone or together with another person, in general or for particular matters.

133. Subject to the provisions of the Companies Law and these articles, the general manager may authorize any of the Company's employees as the authorized signatories, who are authorized to bind the Company by their signature.

134. The Company shall have a stamp bearing the Company's name. The signature on a document shall not bind the Company unless it bears the signature of those authorized to sign on the Company's behalf together with the Company's stamp or its printed name.


THE APPOINTMENT OF ATTORNEYS

135. Subject to the provisions of the Companies Law, the board of directors may at any time empower any person to be the Company's attorney for such objects, with such powers and discretion, for such period and on such terms as the board of directors deems fit. The board of directors may grant such person, inter alia, the power to delegate to another, fully or partially, the powers, authorities and discretion given to him.

EXEMPTION, INDEMNITY AND INSURANCE

136. Subject to the provisions of the Companies Law, the Company may resolve in advance to exempt an officer therein from all or any of his liability for damage in consequence of a breach of the duty of care vis-a-vis the Company.

137. Subject to the provisions of the Companies Law, the Company may enter into a contract to insure the liability of an officer therein for an obligation imposed upon him in consequence of an act done in his capacity as an officer therein, in any of the following cases:

     137.1 a breach of the duty of care vis-a-vis the Company or vis-a-vis another person;

     137.2 a breach of the fiduciary duty vis-a-vis the Company, provided that the officer acted in good faith and had reasonable basis to believe that the act would not harm the Company;

     137.3 a monetary obligation imposed on him in favor of another person;

     137.4 any other incident for which it is or shall be permitted to insure the liability of an officer.

138. Subject to the provisions of the Companies Law -

     138.1 The Company may give an undertaking in advance to indemnify an officer therein for an obligation or expense as specified in article 139 below, imposed on or incurred by him in consequence of an act or omission to act in his capacity as an officer of the Company, provided that the undertaking with respect to obligations specified in article 139.1 is limited to events which in the board of directors' opinion are foreseeable in view of the Company's activity at the time of the indemnity undertaking, and to an amount or degree which the board of directors has determined is reasonable in the circumstances of the case (hereinafter: "an indemnification undertaking").

     138.2. Without derogating from the provisions of article 138.1 above, the Company may indemnify an officer therein retroactively, for an obligation or expense as specified in article 139 below, imposed or incurred on him in consequence of an act done in his capacity as an officer in the Company.

139. The indemnification undertaking or indemnity, as mentioned in article 138 above, may be given for an obligation or expense as specified in sub-articles 139.1 to 139.4 below, imposed on or incurred by the officer in consequence of an act or omission to act in his capacity as an officer in the Company, as follows:

     139.1 A monetary liability imposed on or incurred by the officer pursuant to a judgment in favor of another person, including a judgment imposed on such officer in a compromise or in an arbitration decision that was approved by a court of law;

     139.2 Reasonable litigation expenses, including attorneys' fees, incurred by the officer due to an investigation or a proceeding instituted against the officer by an authority competent to administrate such an investigation or proceeding, and that was finalized without the filing of an indictment against the officer and without any financial obligation imposed on the officer in lieu of criminal proceedings; or that was finalized without the filing of an indictment against the officer but with financial obligation imposed on the officer in lieu of criminal proceedings of a crime which does not require proof of criminal intent.

     139.3 Reasonable litigation expenses, including attorneys professional fees, incurred by the officer or which he is ordered to pay by a court in proceedings filed against him by the Company or on its behalf or by another person, or in a criminal indictment of which he is acquitted, or in a criminal indictment in which he is convicted of an offence not requiring proof of criminal intent.

     139.4 Any other obligation or expense for which it is or shall be permitted to indemnify an officer.

140. Subject to the provisions of the Companies Law -

     140.1 The Company may undertake vis-a-vis an officer of the Company, who holds or held office on the Company's behalf or on its request as a director in another company in which the Company holds shares, directly or indirectly (hereinafter referred to as "director in the other company") to indemnify him for an obligation or expense as specified in article 139 above, imposed on him for an act done in his capacity as a director in the other company, provided that the undertaking is limited to types of events which in the board of directors' opinion may be foreseen, at the time of giving the indemnification undertaking, and to an amount which the board of directors has determined is reasonable in the circumstances of the case.

     140.2 Without derogating from the provisions of article 140.1 above, the Company may indemnify a director in the other company retroactively, for an obligation or expense as specified in article 139 above, imposed on him in consequence of an act done in his capacity as a director in the other company.

141. The provisions of these articles are not such as to howsoever restrict the Company with regard to its entering into an insurance contract or granting an exemption or indemnity:

     141.1 in connection with someone who is not an officer in the Company or a director in the other company, including, but without derogating from the generality of the aforesaid, employees, contractors or consultants;

     141.2 in connection with an officer in the Company or director in the other Company insofar as the insurance, exemption or indemnity are not prohibited pursuant to any law.

DIVIDENDS, FUNDS AND CAPITALIZATION OF FUNDS AND PROFITS

142. The board of directors may, before resolving on the distribution of a dividend, as provided in article 152 below, set aside any amounts from the profits, as it deems fit, to a general fund or reserve fund for any requirements or objects, as determined by the board of directors in its discretion.

143. Until use is made of the said funds, the board of directors may invest the amounts set aside as aforesaid and the funds' monies in any investment whatsoever, as it deems fit, and attend to, alter or otherwise use these investments, and it may divide the reserve fund into special funds and use any fund or part thereof for the purpose of the Company's business, without keeping it separately from the Company's other assets, and all at the board of directors' discretion and on such terms as it determines.

144. Subject to the provisions of any law, the board of directors may, from time to time, revalue the Company's assets and property, or any part thereof, and if the new value exceeds the value specified in the Company's last balance sheet preceding the revaluation - the board of directors may credit the difference, or any part thereof, to a revaluation fund.

145. Subject to the provisions of the Companies Law, the board of directors may pass a resolution to distribute a dividend. The board of directors resolving on the distribution of a dividend may determine that the dividend, or any part thereof, shall be paid in cash or by way of a distribution of assets in specie, including by way of securities or in any other manner, in the board of directors' discretion.

146. 146.1     (a)  Subject to the provisions of the Companies Law, the board of directors may resolve to allot bonus shares and to convert part of the Company's profits, within the meaning thereof in section 302(b) of the Companies Law, into share capital, from premium on shares or from any other source included in its equity, which are mentioned in its last financial statements, in an amount determined by the board of directors, which shall not be less than the nominal value of the bonus shares.

               (b) Bonus shares allotted pursuant to this article shall be deemed fully paid up.

     146.2 The board of directors resolving on an allotment of bonus shares may determine that the Company shall transfer to a special fund designated for a distribution of bonus shares in the future such amount that its conversion into share capital shall be adequate for the allotment to anyone who at such time for any reason, has the right to purchase shares in the Company (including a right which may only be exercised only at a later date) bonus shares which would have been due to him, had he exercised the right to purchase the shares prior to the date determining the right to receive the bonus shares (in this article - "the determining date"). If after the determining date the holder of the said right exercises his right to purchase the shares or part thereof, the Company shall allot him bonus shares of such nominal value as would have been due to him had he exercised, prior to the determining date, the right to purchase the shares which he actually purchased, by converting into share capital an appropriate part from the said special fund.

               The bonus shares shall entitle the holders thereof to participate in a distribution of dividends in cash or bonus shares commencing from the date determined by the board of directors. With regard to determination of the amount to be transferred to the said special fund, any amount transferred to such fund in respect of previous distributions of bonus shares shall be treated as though already capitalized and as though shares entitling the holders of the right to purchase shares to bonus shares have already been allotted therefrom.

147. Subject to the rights attached to the classes of shares issued by the Company and to the provisions of these articles, dividend or bonus shares shall be distributed to the shareholders pro rata to the nominal value of each share, without having regard to any premium paid thereon.

148. For the purpose of implementing a resolution regarding the distribution of a dividend or an allotment of bonus shares, the board of directors may:

     148.1 settle any difficulty arising in connection therewith as it deems fit and take all the steps it deems fit to overcome such difficulty;

     148.2 resolve that fractions or fractions in an amount lower than a particular amount determined by the board of directors, shall not be taken into account for the purpose of adjusting the right of the shareholders or to sell fractions of shares any pay the consideration (net) to those entitled thereto;

     148.3 authorize to sign on the shareholders' behalf any contract or other document required for the purpose of granting validity to the allotment or distribution, and in particular to authorize, to sign and submit for registration a written document as mentioned in section 291 of the Companies Law;

     148.4 make any arrangement or settlements which in the board of directors' opinion is required in order to enable the allotment.

149. Dividends or other benefits in respect of shares shall not bear interest.

150. Without derogating from the provisions of these articles, the board of directors may withhold any dividend or bonus shares or other benefits in respect of a share all or part of the consideration for which has not been paid to the Company, and collect any amount as aforesaid or proceeds received from the sale of any bonus shares or other benefits on account of the debts or obligations in respect of the said share.

151. The board of directors may, but is not obliged to, as it deems beneficial and correct, appoint trustees or nominees for the holders of share deeds who for such period as determined by the board of directors have not approached the Company in order to receive dividends, shares or other securities or other benefits, and for those registered shareholders who have not performed their duty to notify the Company of a change in their address and who have not approached the Company in order to receive dividends, shares, other securities or other benefits during such period. Such nominees or trustees shall be appointed in order to realize, collect or receive dividends, shares or other securities or other benefits and to subscribe for shares which have not yet been issued which are offered to the shareholders, but may not transfer the original shares in respect of which they were appointed or vote by virtue thereof. In the conditions of any trust or nominee appointment, the Company shall stipulate that on the first demand of the shareholder in respect of which the trustees or nominees are holding office, the trustees or nominees shall be obligated to return to such shareholder the relevant share or all the rights held by them for him, as the case may be. Any act and arrangement done or reached by such nominees or trustees and any agreement between the board of directors and such nominees or trustees shall be valid and bind all the relevant parties.

152. The board of directors may from time to time determine the manner of paying dividends or allotting the bonus shares or transferring them to those entitled thereto, and may determine regulations, procedures and arrangements in such regard, in respect of the registered shareholders, the unregistered shareholders and shareholders holding a share deed. Without derogating from the generality of the aforesaid, the board of directors may determine as follows:

     152.1     (a)  Subject to the provisions of sub-article (b) below,
                    dividends or monies distributed to registered shareholders shall be paid to the registered shareholder by sending a cheque in the mail to his address as recorded in the shareholders' register. The dispatch of a cheque as aforesaid shall be carried out at the risk of the registered shareholder.

                    Without derogating from the aforesaid, the board of directors may determine that a dividend of less than a certain amount, as determined by the board of directors, shall not be sent by cheque as mentioned above, and the provisions of sub-article (b) below shall apply in respect thereof.

               (b) The board of directors may determine that the payment of dividends or monies distributed to registered shareholders shall be effected at the office or any other place determined by the board of directors.

     152.2 Dividends distributed to unregistered shareholders shall be transferred to the said shareholders through the nominee company or in any other manner determined by the board of directors.

153. In cases where the board of directors determines the payment of a dividend, the allotment of shares or securities or the grant of a right to subscribe for securities which have not yet been issued and are offered to shareholders, against the delivery of an appropriate voucher attached to any share deed, such payment, allotment or grant of a right of subscription against an appropriate voucher shall constitute an exemption of a debt to the Company in relation to such act vis-a-vis any person claiming a right to such payment, allotment or grant of the right of subscription, as the case may be.

154. If two or more persons are recorded in the register as the joint holders of a share, each of them may give a valid receipt for any dividend, share or other security or other monies or benefits due in respect of the share, and the cheque or payment order may be made out to the order of one of them and the cheque may be sent by registered mail to his address as recorded in the register.

THE COMPANY'S DOCUMENTS

155. 155.1     The shareholders shall have a right to inspect the Company's documents specified in section 184 of the Companies Law, upon fulfillment of the conditions determined therefor.

     155.2 Without derogating from the provisions of article 155.1 above, the board of directors may, at its own discretion, resolve to grant a right to inspect the Company's documents, or any of them, including to the shareholders, or any of them, as it deems fit.

     155.3 The shareholders shall not have a right to inspect the Company's documents or any of them, unless they are granted a right as aforesaid pursuant to legislation or these articles or if they are so permitted by the board of directors, as provided in article 155.2 above.

156. Subject to the provisions of the law, every book or registration register which the Company is required to keep pursuant to the law or these articles shall be kept under those technical, mechanical or other means, as the board of directors resolves.

THE AUDITOR

157. The auditor shall be appointed by the general meeting, at its own discretion for a period not exceeding the end of the third annual general meeting from that in which he was appointed.

158. 158.1     Once an auditor is appointed for the Company as provided in article 157 above, the board of directors shall determine his remuneration for the audit, in its discretion.

     158.2 The auditor's remuneration for additional services to the Company which are not part of the audit shall be determined by the board of directors, in its discretion.

159. The auditor may be present at any general meeting of the Company and express his opinion on any matter related to his position as the Company's auditor.

160. Subject to the provisions of the Companies Law, any act done by the Company's auditor shall be valid vis-a-vis any person dealing with the Company in good faith, despite any defect in the auditor's appointment or qualification.

NOTICES

161. The grant of notices or the delivery of documents to the shareholders and the nominee company pursuant to the provisions of the Law or these articles shall be effected in one of the following ways described in this "Notices" section.

162. Notice of a general meeting shall be provided in accordance with article 55 above.

163. 163.1     Without derogating from the aforesaid, the Company may give a notice or document to a shareholder through personal delivery or by facsimile or by mail dispatch or by e-mail; dispatch by mail shall be carried out in accordance with the shareholder's address as recorded in the register or if there is no such address, in accordance with the address given by him to the Company for the purpose of sending notices to him. Any shareholder whose address is not described in the register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.
               Notice sent by facsimile shall be sent to the shareholder in accordance with the facsimile number given by him to the Company.
               Notice sent by e-mail shall be sent to the shareholder in accordance with the e-mail address provided by the shareholder to the Company.

     163.2     (a)  A notice or document personally delivered to a shareholder shall be deemed to have been delivered on the date of delivery to him.

               (b) A notice or document sent by mail shall be deemed to have been duly delivered if delivered for dispatch at the post office bearing the correct address and properly stamped. Delivery shall be deemed to have taken place at the time the letter would have been delivered in the ordinary course by mail, and no later than two days from the date on which the letter containing the notice as aforesaid was delivered to the post office.

               (c) Notice sent by facsimile or e-mail shall be deemed to have been delivered 24 hours transmission.

164. Any written notice or other document may be served by any shareholder upon the Company by tendering the same in person to the Secretary or the Chief Executive Officer of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at its Registered Address. Any such notice or other document shall be deemed to have been served three (3) business days after it has been posted [ten (10) business days if sent to a place not located on the same continent as the place from where it was posted], or when actually received by the addressee if sooner than three (3) days or ten (10) days, as the case may be, after it has been posted, or when actually tendered in person, to such shareholder (or to the Secretary or the Chief Executive Officer); provided, however, that notice may be sent by e-mail, facsimile or other electronic means and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such e-mail, facsimile or other electronic communication has been sent or when actually received by such shareholder (or by the Company), whichever is earlier.


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165. The Company may give notice of the delivery of a document at the office or at any other place determined by the board of directors, or in any other manner, including through the Internet.

166. In the case of joint holders of a share, the Company may send a notice or document by dispatching it to the joint shareholder whose name is mentioned first in the shareholders' register in respect of such share.

167. The delivery of a notice or document to a family member living with the person for whom it is intended shall be deemed delivery to such person.

168. Any document or notice sent to a shareholder of the Company in accordance with the provisions of these articles shall be deemed to have been duly sent despite the death, bankruptcy or winding up of such shareholder or the legal transmission of the right in the shares (whether or not the Company was aware thereof), so long as nobody else is recorded in his stead as the holder of the shares, and dispatch or delivery as aforesaid shall be deemed for all intents and purposes as adequate in respect of any person interested in such shares or entitled thereto by virtue of the legal transmission of the right, either together with such shareholder or on his behalf or in his name.

169. Subject to the provisions of any law, a shareholder, director or any other person entitled to receive notice pursuant hereto or pursuant to the Law may waive the receipt thereof, in advance or retroactively, for a particular case or in general, and once he has done so the notice shall be deemed to have been duly given, and any proceedings or act in respect of which the notice should have been given shall be deemed valid and abiding.

170. Written confirmation signed by a director or by the Company's secretary regarding the dispatch of a document or the grant of notice in one of the manners specified herein shall be deemed conclusive proof in respect of any detail included therein.

171. Whenever is it necessary to give prior notice of a number of days or notice which is valid for a particular period, the day of delivery shall be taken into account in reckoning the number of days or the period, unless otherwise determined. If notice is given in more than one of the manners specified above, it shall be deemed to have been received on the earliest date on which it is deemed to have been delivered, as provided above.

MERGER

172. Approval of a merger as mentioned in section 327 of the Companies Law, requires an ordinary majority at the general meeting or at a class meeting, as the case may be, and all subject to the provisions of any law.

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RE-ORGANIZATION

173. Subject to the provisions of any law, whenever the Company wishes to sell its enterprise, or any part thereof (hereinafter referred to as "the enterprise") to another company (hereinafter referred to as "the other company"), the board of directors or the liquidators - where the Company is in liquidation - may, with the approval of the Company's general meeting, in a resolution passed by a special majority, accept in consideration for the enterprise shares which have been fully or partially paid up or other securities of the other company, whether the other company exists at such time or is founded for the purpose of purchasing the enterprise as aforesaid, and the board of directors or the liquidators - in the case of liquidation - may, subject to the provisions of any law, distribute amongst the shareholders (or deposit for them with trustees) shares, securities, collateral or any other property of the Company without realizing them.

CAPITALIZATION

174. Subject to the provisions of any law, if the enterprise or any part thereof is transferred to another Company as provided in article 173 above, the Company may, with the approval of the Company's general meeting, by a special majority, distribute or allocate the shares, securities, collateral, cash, benefits or other property of the Company in a manner different to that in which they should have been distributed or allocated in accordance with the precise legal rights of the Company's shareholders. However, where shares of the Company, all of them or any part thereof, are bearer shares or shares listed for trade on a stock exchange, the distribution or allocation shall be effected in accordance with the legal rights of the shareholders, as precisely as possible.

175. In order to perform the provisions of articles 173 and 174 above, the general meeting may, in a resolution passed by a special majority, instruct that the shares, other securities, collateral, benefits and other property of the Company, be valued in the manner and at the price resolved by the Company.

WINDING UP

176. Without derogating from the liquidator's authority pursuant to section 334 of the Ordinance and subject to the rights attached to the classes of shares issued by the Company, if the Company is wound up, voluntarily or otherwise, its assets remaining after the discharge of all its obligations shall be distributed amongst the shareholders pro rata to the nominal value of their shares without having regard to any premium paid thereon.

177. With regard to article 176 above, anyone who has submitted an application for shares and the shares have not yet been allotted to him, shall be deemed to have been allotted, prior to the winding up, the shares included in his application, and the amount paid on account of the nominal value of such shares shall be deemed to have been paid in respect thereof.


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178. Subject to the provisions of any law, the liquidator may, pursuant to a resolution of the general meeting passed by a special majority, distribute the surplus assets or any part thereof amongst the shareholders in specie, and the liquidator may, pursuant to a resolution of the general meeting passed by a special majority, deposit any part of the surplus assets with trustees who shall hold them on trust in favor of the shareholders, as the liquidator deems fit. For the purpose of distributing the surplus assets in specie, the liquidator may determine the proper value of the assets available for distribution and decide how the distribution will be effected amongst the shareholders having regard to the rights attached to the various classes of shares in the Company which are held by them.



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